Exhibit 99.1

Arbor Realty Trust Reports Second Quarter 2017

Results and Declares Common Stock Dividend

Company Highlights:

-	GAAP net income of $0.21 and AFFO of $0.22 per diluted common share[1]
-	Raised $76.2 million of capital in a common stock offering
-	Completed the full internalization of our management team
-	Declares a cash dividend on common stock of $0.18 per share

Agency Business

-	Segment income of $13.5 million
-	Loan originations of $1.02 billion
-	Servicing portfolio of $15.02 billion at June 30, 2017, up 4% from 1Q17

Structured Business

-	Segment income of $3.9 million
-	Closed a seventh collateralized securitization vehicle totaling $360 million with improved terms
-	Portfolio growth of 10% on loan originations of $437.9 million

Uniondale, NY, August 4, 2017 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the second quarter ended June 30, 2017. Arbor reported net income for the quarter of $11.9 million, or $0.21 per diluted common share, compared to $10.2 million, or $0.20 per diluted common share for the quarter ended June 30, 2016. Adjusted funds from operations (“AFFO”) for the quarter was $17.6 million, or $0.22 per diluted common share, compared to $12.0 million, or $0.23 per diluted common share for the quarter ended June 30, 2016.1

Arbor Realty Trust Reports Second Quarter 2017 Results and Declares Common Stock Dividend

August 4, 2017	Page 2

Agency Business

Loan Origination Platform

Agency Loan Volume ($ in 000's)
	Quarter Ended
	June 30, 2017	March 31, 2017
Fannie Mae	$669,897	$896,549
Freddie Mac	317,490	235,033
FHA	32,878	137,935
CMBS/Conduit	-	21,370
Total Originations	$1,020,265	$1,290,887

Total Loan Sales	$1,204,353	$1,364,850

Total Loan Commitments	$1,101,243	$1,151,944

For the quarter ended June 30, 2017, the Agency Business generated revenues of $45.7 million, compared to $48.0 million for the first quarter of 2017. Gain on sales, including fee-based services, net was $18.8 million for the quarter, reflecting a margin of 1.56% on loan sales, compared to $19.2 million and 1.40% for the first quarter of 2017. Income from mortgage servicing rights was $17.3 million for the quarter, reflecting a rate of 1.57% as a percentage of loan commitments, compared to $20.0 million and 1.74% for the first quarter of 2017.

At June 30, 2017, loans held-for-sale was $387.4 million which was primarily comprised of unpaid principal balances totaling $381.8 million, with financing associated with these loans totaling $381.3 million.

Fee-Based Servicing Portfolio

The fee-based servicing portfolio totaled $15.02 billion at June 30, 2017, an increase of 4% from March 31, 2017, primarily as a result of $1.02 billion of new loan originations during the quarter. Servicing revenue, net was $6.6 million for the quarter, and consists of servicing revenue of $18.4 million net of amortization of mortgage servicing rights totaling $11.8 million.

Arbor Realty Trust Reports Second Quarter 2017 Results and Declares Common Stock Dividend

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	Fee-Based Servicing Portfolio ($ in 000s)
	As of June 30, 2017			As of March 31, 2017
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$12,034,573	0.54%	7.1	$11,804,141	0.53%	6.9
Freddie Mac	2,458,530	0.23%	10.9	2,163,124	0.23%	10.8
FHA	525,944	0.17%	20.0	498,034	0.17%	19.7
Total	$15,019,047	0.47%	8.1	$14,465,299	0.48%	7.9

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”). At June 30, 2017, the Company’s allowance for loss-sharing obligations was $32.8 million which consists of general loss sharing guaranty obligations of $28.7 million, representing 0.24% of the Fannie Mae servicing portfolio, and $4.1 million of loss-sharing obligations on specifically identified loans with losses determined to be probable and estimable.

Structured Business

Portfolio and Investment Activity

Second quarter of 2017:

-	22 new loan originations totaling $437.9 million, of which 21 were bridge loans for $415.9 million
-	Payoffs and pay downs on 17 loans totaling $263.6 million
-	Portfolio growth of 10% from 1Q17

At June 30, 2017, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $1.90 billion, with a weighted average current interest pay rate of 6.05%, compared to $1.73 billion and 5.81% at March 31, 2017. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.71% at June 30, 2017, compared to 6.45% at March 31, 2017.

The average balance of the Company’s loan and investment portfolio during the second and first quarters of 2017, excluding loan loss reserves, was $1.80 billion with a weighted average yield on these assets of 6.60% and 6.39%, respectively. The increase in average yield was primarily due to an increase in the one-month LIBOR interest rate.

At June 30, 2017, the Company’s total loan loss reserves were $81.3 million on six loans with an aggregate carrying value before loan loss reserves of $184.8 million. The Company also had five non-performing loans with a carrying value of $34.6 million, net of related loan loss reserves of $25.9 million.

Arbor Realty Trust Reports Second Quarter 2017 Results and Declares Common Stock Dividend

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Financing Activity

The Company completed its seventh collateralized securitization vehicle totaling $360.0 million of real estate related assets and cash. Investment grade-rated notes totaling $279.0 million were issued, and the Company retained an $81.0 million equity interest in the portfolio. The facility has a three year asset replenishment period and an initial weighted average interest rate of 1.99% plus one-month LIBOR, excluding fees and transaction costs.

The balance of debt that finances the Company’s loan and investment portfolio at June 30, 2017 was $1.49 billion with a weighted average interest rate including fees of 4.69%, as compared to $1.38 billion and a rate of 4.51% at March 31, 2017. The average balance of debt that finances the Company’s loan and investment portfolio for the second quarter of 2017 was $1.46 billion, as compared to $1.37 billion for the first quarter of 2017. The average cost of borrowings for the second quarter was 4.60%, compared to 4.51% for the first quarter of 2017. The increase in average cost was primarily due to an increase in the one-month LIBOR interest rate.

The Company is subject to various financial covenants and restrictions under the terms of its CLO vehicles and financing facilities. The Company believes it was in compliance with all financial covenants and restrictions as of June 30, 2017 and as of the most recent CLO determination dates in July 2017.

Capital Markets

The Company issued 9.5 million shares of common stock in a public offering receiving net proceeds of $76.2 million. The Company used a portion of the net proceeds to fully internalize its management team and terminate the existing management agreement with its external manager, and intends to use the remaining proceeds to make investments and for general corporate purposes.

Internalization of Management Team

The Company exercised its option to fully internalize its management team and terminate the existing management agreement with its external manager. On May 31, 2017, the Company paid $25.0 million in consideration of this internalization.

Arbor Realty Trust Reports Second Quarter 2017 Results and Declares Common Stock Dividend

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Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.18 per share of common stock for the quarter ended June 30, 2017. The dividend is payable on August 31, 2017 to common stockholders of record on August 16, 2017. The ex-dividend date is August 14, 2017.

As previously announced, the Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from June 1, 2017 through August 31, 2017. The dividends are payable on August 31, 2017 to preferred stockholders of record on August 15, 2017. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available at www.arbor.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 56886553.

After the live webcast, the call will remain available on the Company's website through August 31, 2017. In addition, a telephonic replay of the call will be available until August 11, 2017. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 56886553.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a real estate investment trust and national direct lender specializing in loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Arbor is a Top 10 Fannie Mae DUS® Multifamily Lender by volume and a Top Fannie Mae Small Loan lender, a Freddie Mac Program Plus® Seller/Servicer and the Top Freddie Mac Small Balance Loan Lender, a Fannie Mae and Freddie Mac Seniors Housing Lender, an FHA Multifamily Accelerated Processing (MAP)/LEAN Lender, a HUD-approved LIHTC Lender as well as a CMBS, bridge, mezzanine and preferred equity lender, consistently building on its reputation for service, quality and flexibility. With a fee-based servicing portfolio of over $15 billion, Arbor is a primary commercial loan servicer and special servicer rated by Standard & Poor’s with an Above Average rating. Arbor is also on the Standard & Poor’s Select Servicer List and is a primary commercial loan servicer and loan level special servicer rated by Fitch Ratings.

Arbor Realty Trust Reports Second Quarter 2017 Results and Declares Common Stock Dividend

August 4, 2017	Page 6

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2016 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on page 11 of this release.

Contacts:	Investors:
Arbor Realty Trust, Inc.	The Ruth Group
Paul Elenio, Chief Financial Officer	Lee Roth
516-506-4422	646-536-7012
pelenio@arbor.com	lroth@theruthgroup.com
Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Second Quarter 2017 Results and Declares Common Stock Dividend

August 4, 2017	Page 7

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Interest income	$34,468,274	$27,969,498	$67,993,290	$53,787,963
Other interest income, net	-	2,539,274	-	2,539,274
Interest expense	20,411,386	13,243,488	39,848,224	25,992,101
Net interest income	14,056,888	17,265,284	28,145,066	30,335,136

Other revenue:
Gain on sales, including fee-based services, net	18,830,042	-	38,000,898	-
Mortgage servicing rights	17,254,059	-	37,284,399	-
Servicing revenue, net	6,609,147	-	11,402,790	-
Property operating income	2,863,259	4,426,555	6,086,463	9,758,087
Other income, net	(821,252)	214,668	(1,707,549)	304,431
Total other revenue	44,735,255	4,641,223	91,067,001	10,062,518

Other expenses:
Employee compensation and benefits	21,824,684	4,311,412	41,666,148	8,639,754
Selling and administrative	7,834,927	1,719,337	15,528,814	4,374,813
Acquisition costs	-	745,734	-	3,855,644
Property operating expenses	2,621,922	3,856,264	5,259,826	8,172,819
Depreciation and amortization	1,815,726	443,112	3,712,975	1,320,645
Impairment loss on real estate owned	1,500,000	11,200,000	2,700,000	11,200,000
Provision for loss sharing	532,185	-	2,211,570	-
Provision for loan losses (net of recoveries)	(1,760,000)	44,005	(2,455,653)	29,005
Management fee - related party	2,673,260	2,850,000	6,673,260	5,550,000
Total other expenses	37,042,704	25,169,864	75,296,940	43,142,680

Income (loss) before gain on extinguishment of debt,
gain on sale of real estate, (loss) income from
equity affiliates and provision for income taxes	21,749,439	(3,263,357)	43,915,127	(2,745,026)
Gain on extinguishment of debt	-	-	7,116,243	-
Gain on sale of real estate	-	11,023,134	-	11,630,687
(Loss) income from equity affiliates	(2,944)	4,367,101	759,833	6,264,543
Provision for income taxes	(3,435,000)	-	(9,536,000)	-

Net income	18,311,495	12,126,878	42,255,203	15,150,204

Preferred stock dividends	1,888,430	1,888,430	3,776,860	3,776,860
Net income attributable to noncontrolling interest	4,493,627	-	10,935,231	-
Net income attributable to common stockholders	$11,929,438	$10,238,448	$27,543,112	$11,373,344

Basic earnings per common share	$0.21	$0.20	$0.51	$0.22
Diluted earnings per common share	$0.21	$0.20	$0.50	$0.22

Weighted average shares outstanding:
Basic	56,652,334	51,381,405	54,071,085	51,213,312
Diluted	79,064,503	51,741,951	76,365,118	51,418,539

Dividends declared per common share	$0.18	$0.15	$0.35	$0.30

Arbor Realty Trust Reports Second Quarter 2017 Results and Declares Common Stock Dividend

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 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2017	2016
	(Unaudited)
Assets:
Cash and cash equivalents	$80,759,389	$138,645,430
Restricted cash	187,239,506	29,314,929
Loans and investments, net	1,798,865,292	1,695,732,351
Loans held-for-sale, net	387,354,589	673,367,304
Capitalized mortgage servicing rights, net	243,083,459	227,742,986
Available-for-sale securities, at fair value	5,102,433	5,403,463
Securities held to maturity	8,083,435	-
Investments in equity affiliates	32,992,895	33,948,853
Real estate owned, net	17,398,560	19,491,805
Due from related party	5,628,805	1,464,732
Goodwill and other intangible assets	119,688,979	97,489,884
Other assets	49,248,026	48,184,509
Total assets	$2,935,445,368	$2,970,786,246

Liabilities and Equity:
Credit facilities and repurchase agreements	$505,815,453	$906,636,790
Collateralized loan obligations	1,004,815,901	728,441,109
Senior unsecured notes	94,897,231	94,521,566
Convertible senior unsecured notes, net	94,803,761	80,660,038
Junior subordinated notes to subsidiary trust issuing preferred securities	139,248,112	157,858,555
Related party financing	50,000,000	50,000,000
Due to related party	1,477,443	6,038,707
Due to borrowers	86,947,525	81,019,386
Allowance for loss-sharing obligations	32,797,406	32,407,554
Other liabilities	86,660,938	86,164,613
Total liabilities	2,097,463,770	2,223,748,318

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares, 21,230,769 shares issued and outstanding; 8.25% Series A, $38,787,500 aggregate liquidation preference;1,551,500 shares issued and outstanding;
7.75% Series B, $31,500,000 aggregate liquidation preference;
1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000
aggregate liquidation preference; 900,000 shares issued and outstanding	89,508,213	89,508,213
Common stock, $0.01 par value: 500,000,000 shares authorized; 61,349,916
and 51,401,295 shares issued and outstanding, respectively	613,499	514,013
Additional paid-in capital	701,397,021	621,931,995
Accumulated deficit	(117,379,709)	(125,134,403)
Accumulated other comprehensive income	440,919	320,917
Total Arbor Realty Trust, Inc. stockholders’ equity	674,579,943	587,140,735

Noncontrolling interest	163,401,655	159,897,193
Total equity	837,981,598	747,037,928

Total liabilities and equity	$2,935,445,368	$2,970,786,246

Arbor Realty Trust Reports Second Quarter 2017 Results and Declares Common Stock Dividend

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 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 STATEMENT OF INCOME SEGMENT INFORMATION - (Unaudited)

	Quarter Ended June 30, 2017
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated

Interest income	$29,917,559	$4,550,715	$-	$34,468,274
Interest expense	16,712,261	2,737,302	961,823	20,411,386
Net interest income	13,205,298	1,813,413	(961,823)	14,056,888

Other revenue:
Gain on sales, including fee-based services, net	-	18,830,042	-	18,830,042
Mortgage servicing rights	-	17,254,059	-	17,254,059
Servicing revenue	-	18,436,985	-	18,436,985
Amortization of OMSR	-	(11,827,838)	-	(11,827,838)
Property operating income	2,863,259	-	-	2,863,259
Other income, net	730,879	(1,552,131)	-	(821,252)
Total other revenue	3,594,138	41,141,117	-	44,735,255

Other expenses:
Employee compensation and benefits	4,066,972	17,757,712	-	21,824,684
Selling and administrative	2,897,495	4,937,432	-	7,834,927
Property operating expenses	2,621,922	-	-	2,621,922
Depreciation and amortization	415,272	1,400,454	-	1,815,726
Impairment loss on real estate owned	1,500,000	-	-	1,500,000
Provision for loss sharing	-	532,185	-	532,185
Provision for loan losses (net of recoveries)	(1,760,000)	-	-	(1,760,000)
Management fee - related party	1,284,048	1,389,212	-	2,673,260
Total other expenses	11,025,709	26,016,995	-	37,042,704

Income before loss from equity affiliates and
provision for income taxes	5,773,727	16,937,535	(961,823)	21,749,439
Loss from equity affiliates	(2,944)	-	-	(2,944)
Provision for income taxes	-	(3,435,000)	-	(3,435,000)

Net income	$5,770,783	$13,502,535	$(961,823)	$18,311,495

Preferred stock dividends	1,888,430	-	-	1,888,430
Net income attributable to noncontrolling interest	-	-	4,493,627	4,493,627
Net income attributable to common stockholders	$3,882,353	$13,502,535	$(5,455,450)	$11,929,438

(1) Includes certain corporate expenses not allocated to the two reportable segments, such as financing costs associated with the acquisition of the Agency Business in 2016 as well as income allocated to the noncontrolling interest holder.

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 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 BALANCE SHEET SEGMENT INFORMATION - (Unaudited)

	June 30, 2017
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Assets:
Cash and cash equivalents	$58,875,741	$21,883,648	$-	$80,759,389
Restricted cash	171,592,585	15,646,921	-	187,239,506
Loans and investments, net	1,798,865,292	-	-	1,798,865,292
Loans held-for-sale, net	-	387,354,589	-	387,354,589
Capitalized mortgage servicing rights, net	-	243,083,459	-	243,083,459
Investments in equity affiliates	32,992,895	-	-	32,992,895
Goodwill and other intangible assets	12,500,000	107,188,979	-	119,688,979
Other assets	61,675,038	23,786,221	-	85,461,259
Total assets	$2,136,501,551	$798,943,817	$-	$2,935,445,368

Liabilities:
Debt obligations	$1,458,231,271	$381,349,187	$50,000,000	$1,889,580,458
Allowance for loss-sharing obligations	-	32,797,406	-	32,797,406
Other liabilities	136,880,296	37,115,558	1,090,052	175,085,906
Total liabilities	$1,595,111,567	$451,262,151	$51,090,052	$2,097,463,770

(1) Includes debt and accrued interest costs associated with the acquisition of the Agency Business in 2016, not allocated to the two reportable segments.

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures -

Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")

 (Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net income attributable to common stockholders	$11,929,438	$10,238,448	$27,543,112	$11,373,344

Adjustments:
Gain on sale of real estate	-	(11,023,134)	-	(11,630,687)
Net income attributable to noncontrolling interest	4,493,627	-	10,935,231	-
Impairment loss on real estate owned	1,500,000	11,200,000	2,700,000	11,200,000
Depreciation - real estate owned	168,803	443,112	419,098	1,320,645
Depreciation - investments in equity affiliates	101,447	93,588	202,894	187,176

Funds from operations (1)	$18,193,315	$10,952,014	$41,800,335	$12,450,478

Adjustments:
Income from mortgage servicing rights	(17,254,059)	-	(37,284,399)	-
Impairment loss on real estate owned	(1,500,000)	(11,200,000)	(2,700,000)	(11,200,000)
Deferred tax (benefit) provision	(890,000)	-	937,000	-
Amortization and write-offs of MSRs	14,931,697	-	30,213,162	-
Depreciation and amortization	1,873,107	-	3,740,660	-
Net loss on changes in fair value of derivatives	1,552,131	-	2,549,155	-
Gain on sale of real estate	-	11,023,134	-	11,630,687
Stock-based compensation	681,711	481,664	2,986,233	2,163,094
Acquisition costs	-	745,734	-	3,855,644

Adjusted funds from operations (1)	$17,587,902	$12,002,546	$42,242,146	$18,899,903

Diluted FFO per share (1)	$0.23	$0.21	$0.55	$0.24

Diluted AFFO per share (1)	$0.22	$0.23	$0.55	$0.37

Diluted weighted average shares outstanding (1)	79,064,503	51,741,951	76,365,118	51,418,539

(1) Amounts are attributable to common stockholders and OP Unit holder. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, income from mortgage servicing rights ("MSRs"), changes in fair value of certain derivatives that temporarily flow through earnings, amortization and write-offs of MSRs, deferred tax (benefit) provision and the amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and impairment losses on real estate and gains/losses on sales of real estate. The Company is generally not in the business of operating real estate property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company's loans to maximize the value of the collateral and minimize the Company's exposure.  Therefore, the Company deems such impairment and gains/losses on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company's initial investment.

FFO and AFFO are not intended to be an indication of the Company's cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.